Exhibit 99.1

American Science and Engineering, Inc. Reports Results for

Fourth Quarter and Fiscal Year 2012 and Declares a Quarterly Dividend

AS&E’s Board of Directors Approves $35 Million Stock Repurchase Program

BILLERICA, Mass. — May 14, 2012 — American Science and Engineering, Inc. (NASDAQ: ASEI) (“AS&E”), a leading worldwide supplier of innovative X-ray inspection solutions, today reported its financial results for the fourth quarter and fiscal year ended March 31, 2012. The Company reported revenues of $39,764,000 as compared with revenues of $67,708,000 for the fourth quarter of fiscal year 2011, net income of $1,343,000 as compared with net income of $9,565,000 for the fourth quarter of fiscal year 2011, and earnings per share of $0.15 as compared with earnings per share of $1.03 for the fourth quarter of fiscal year 2011.

For the fiscal year ended March 31, 2012, the Company reported revenues of $203,552,000 as compared with record revenues of $278,576,000 for the prior fiscal year, net income of $21,422,000 as compared with record net income of $42,817,000 for the prior fiscal year, and earnings per share of $2.34 as compared with record earnings per share of $4.63 for the prior fiscal year.

The Company reported $23,278,000 in bookings for the fourth quarter of fiscal year 2012 as compared with $41,635,000 in bookings for the fourth quarter of the prior fiscal year and $180,895,000 in bookings for the fiscal year ended March 31, 2012 as compared with the record $298,075,000 in bookings for the prior fiscal year. Backlog at March 31, 2012 decreased 11% to $192,571,000 as compared to the record year-end backlog of $215,228,000 at March 31, 2011.

The Company also announced today that its Board of Directors has authorized a $35 million stock repurchase program.  The Company is authorized to repurchase the Company’s common stock from time to time on the open market or in privately negotiated transactions.  The timing and amount of any shares repurchased will be determined based on an evaluation of market conditions and other factors.  The Company may elect to implement a Rule 10b5-1 trading plan to make such purchases, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so under insider trading laws.  The repurchase program may be suspended or discontinued at any time.  Any repurchased shares will be funded with cash on hand.

The Company is declaring a quarterly cash dividend of $0.50 per share, payable on June 4, 2012 to the holders of record at the close of business on May 23, 2012.

“Fiscal year 2012 was a challenging year for AS&E, caused by numerous changes in our marketplace,” said Anthony Fabiano, AS&E’s President and CEO.  “These changes were driven by factors such as global economic uncertainties, political events and the tightening of the U.S. defense and homeland security budgets, causing delays in receiving new orders and delivery on existing backlog.  The situation has necessitated a realignment of our business strategy in order for us to recover and continue to drive expectations of healthy annual and long-term growth. In addition to adjustments in marketing strategies and resolution of some constraints on key projects, we’ve implemented cost cutting measures across the board to drive higher productivity as well as overall efficiency through business process re-engineering. We are confident in the measures we have taken to put us back on track.”

Fabiano continued, “We are heading into fiscal year 2013 with a lot of positives on our side — a solid backlog, a robust pipeline, high-growth potential product developments, a very healthy balance sheet, and an extraordinary team of employees that are committed to top-notch performance. We remain absolute in our belief that AS&E is a best-in-class security company dedicated to supplying innovative inspection solutions to customers while delivering superior growth and income to our shareholders over the long term.”

As previously announced, Anthony Fabiano, AS&E’s President and Chief Executive Officer, and Ken Galaznik, AS&E’s Senior Vice President, Chief Financial Officer, Treasurer and Clerk, will host the conference call on Monday, May 14, 2012 at 4:30 pm ET to discuss the results and respond to questions. To participate in the conference call, please dial 1-

866-783-2144 at least 10 minutes prior to its starting time. For international participants, dial +1 857-350-1603. Please tell the operator the confirmation code: 27784691.  You will be placed on hold until the conference call is ready to begin.

An audio replay of the teleconference will be available, in its entirety, starting Monday, May 14th at 7:30 p.m. ET for a 48-hour period by dialing 1-888-286-8010. Internationally, please dial +1 617-801-6888. The conference identification number is 63345677. The replay will also be available at www.as-e.com in the Investor Information section following the conference.

About AS&E

American Science and Engineering, Inc. (AS&E) is a leading worldwide supplier of innovative X-ray inspection systems. With over 50 years of experience in developing advanced X-ray security systems, the Company’s product line utilizes a combination of technologies, including patented Z Backscatter™ technology, Radioactive Threat Detection (RTD), high energy transmission and dual energy transmission X-ray. These technologies offer superior X-ray threat detection for plastic explosives, plastic weapons, liquid explosives, dirty bombs and nuclear devices. AS&E’s complete range of products include cargo inspection systems for port and border security, baggage screening systems for facility and aviation security, and personnel and passenger screening systems. AS&E® systems protect high-threat facilities and help combat terrorism, trade fraud, drug smuggling, weapon smuggling, illegal immigration, and people smuggling. AS&E customers include leading government agencies, border authorities, military bases, airports and corporations worldwide, including the U.S. Department of Homeland Security (DHS), U.S. Department of Defense (DoD), U.S. Customs and Border Protection (CBP), North Atlantic Treaty Organization (NATO), and Abu Dhabi Customs. For more information on AS&E products and technologies, please visit www.as-e.com

Investor Relations Contact:

Annemarie Sadowski

American Science and Engineering, Inc.

asadowski@as-e.com

978-262-8828

Safe Harbor Statement: The foregoing press release contains statements concerning AS&E’s financial performance, markets and business operations that may be considered “forward-looking” under applicable securities laws.  AS&E wishes to caution readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from those projected in the forward-looking statements contained herein include the following: significant reductions, delays or cancellations (in full or in part) in procurements of the Company’s systems by the United States and other governments; disruption in the supply of any source component incorporated into AS&E’s products; litigation seeking to restrict the use of intellectual property used by the Company; limitations under certain laws on the Company’s ability to protect its own intellectual property; potential product liability claims against the Company; global political trends and events which affect public perception of the threat presented by drugs, explosives and other contraband; global economic developments and the ability of governments and private organizations to fund purchases of the Company’s products to address such threats; the potential insufficiency of Company resources, including human resources, capital, plant and equipment and management systems, to accommodate any future growth; technical problems and other delays that could impact new product development and the Company’s ability to adapt to changes in technology and customer requirements; competitive pressures; lengthy sales cycles both in United States government procurement and procurement abroad;  future delays in federal funding, the market price of the company’s stock prevailing from time to time, the nature of other investment opportunities presented to the company from time to time, the company’s cash flows from operations and market and general economic conditions. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in AS&E’s periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. AS&E undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time. Readers are further advised to review the “Risk Factors” set forth in the Company’s most recent Form 10-Q and Form 10-K, which further detail and supplement the factors described in this Safe Harbor Statement.

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AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Quarter Ended		Fiscal Year Ended
	March 31, 2012	March 31, 2011	March 31, 2012	March 31, 2011
Total net sales and contract revenues	$39,764	$67,708	$203,552	$278,576

Total cost of sales and contracts	22,115	36,866	110,435	149,374
Gross profit	17,649	30,842	93,117	129,202

Expenses:
Selling, general and administrative	8,896	10,555	35,624	42,139
Research and development	6,817	5,816	25,544	22,619
Total expenses	15,713	16,371	61,168	64,758

Operating income	1,936	14,471	31,949	64,444
Interest and other, net	99	38	509	431
Income before provision for income taxes	2,035	14,509	32,458	64,875
Provision for income taxes	692	4,944	11,036	22,058

Net income	$1,343	$9,565	$21,422	$42,817

Income per share - Basic	$0.15	$1.05	$2.37	$4.73
Income per share - Diluted	$0.15	$1.03	$2.34	$4.63

Weighted average shares - Basic	8,920	9,116	9,046	9,045
Weighted average shares - Diluted	9,011	9,306	9,148	9,247

The results of operations reported herein may not be indicative of future financial conditions or results of future operations.

-continued-

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(unaudited)

	March 31, 2012	March 31, 2011
Assets
Current assets:
Cash and cash equivalents	$24,369	$60,144
Restricted cash and investments	11,707	20,398
Short-term investments, at fair value	170,834	110,141
Accounts receivable, net	25,439	37,180
Unbilled costs and fees, net	3,206	17,082
Inventories	48,179	46,922
Other current assets	13,715	10,167
Total current assets	297,449	302,034

Non-current assets:
Building, equipment and leasehold improvements, net	17,998	18,559
Restricted cash and investments	4,183	9,062
Other assets	5,235	6,919
Total assets	$324,865	$336,574

Liabilities & Stockholders’ Equity
Current liabilities:
Accounts payable	$7,461	$9,378
Customer deposits	15,031	9,193
Deferred revenue	16,731	16,924
Other current liabilities	19,420	25,930
Total current liabilities	58,643	61,425

Non-current liabilities:
Lease financing liability	4,403	5,755
Other non-current liabilities	3,013	3,314
Total liabilities	66,059	70,494

Stockholders’ equity	258,806	266,080
Total liabilities and stockholders’ equity	$324,865	$336,574

-continued-

AMERICAN SCIENCE AND ENGINEERING, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

 (unaudited)

	For the fiscal year ended
	March 31, 2012	March 31, 2011
Cash flows from operating activities:
Net income	$21,422	$42,817
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	5,768	4,961
Provision for contracts, inventory, and accounts receivable reserves	2,998	1,608
Amortization of bond premium	2,689	2,057
Deferred income taxes	1,750	(2,716)
Stock based compensation expense	1,799	5,216
Other	(47)	(125)

Changes in assets and liabilities:
Accounts receivable	11,819	551
Unbilled costs and fees	13,876	(15,004)
Inventories	(4,333)	(3,139)
Prepaid expenses and other assets	(3,609)	3,048
Accounts payable	(1,917)	(1,592)
Accrued income taxes	(1,936)	(2,267)
Customer deposits	5,838	(4,521)
Deferred revenue	(568)	(2,034)
Accrued expenses and other liabilities	(4,530)	4,344
Net cash provided by operating activities	51,019	33,204

Cash flows from investing activities:
Purchases of short-term investments	(283,685)	(160,422)
Proceeds from sales and maturities of short-term investments	220,293	192,406
Proceeds from sale of fixed assets	51	3
Purchases of property and equipment	(5,211)	(5,304)
Net cash provided by (used for) investing activities	(68,552)	26,683

Cash flows from financing activities:
Increase (decrease) in restricted cash and investments	13,570	(29,425)
Proceeds from exercise of stock options	4,287	6,943
Repurchase of shares of common stock	(20,051)	(3,736)
Repayment of leasehold financing	(1,322)	(1,301)
Payment of common stock dividend	(14,423)	(10,866)
Reduction of income taxes paid due to the tax benefit from employee stock option expense	(303)	3,730
Cash used for financing activities	(18,242)	(34,655)

Net increase (decrease) in cash and cash equivalents	(35,775)	25,232
Cash and cash equivalents at beginning of year	60,144	34,912
Cash and cash equivalents at end of year	$24,369	$60,144

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